CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Comparison of Other Principal Service Providers," "Representations of the Selling Trust on its Behalf and on Behalf of the Target Fund," and "Financial Highlights of the Acquired Fund" in the Combined Prospectus/Proxy Statement of THB Asset Management MicroCap Fund (one of the series constituting The Advisors' Inner Circle Fund (the "Fund")) included in this Registration Statement (Form N-14) of Victory Portfolios. We also consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information, dated March 1, 2021 (File No. 033-42484) (as it relates to THB Asset Management MicroCap Fund), incorporated by reference in this Registration Statement, the reference to our firm in the Statement of Additional Information dated March 15, 2021 (File No. 033-08982) (as it relates to Victory Portfolios), incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our report on THB Asset Management MicroCap Fund, dated December 29, 2020, included in the Fund's 2020 Annual Report to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 16, 2021